UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Section 240.14a-12

Iconix Brand Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ICONIX BRAND GROUP, INC.
1450 Broadway
New York, New York 10018

April 25, 2008

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Iconix Brand Group, Inc. Stockholders to be held on May 15, 2008. Your Board of Directors has unanimously recommended that stockholders return the enclosed proxy card voting FOR all of the Items.

Since approval of the proposed amendment to the Company’s 2006 Equity Incentive Plan to increase the number of shares of common stock requires the affirmative vote of a majority of the votes cast, your vote is important, no matter how many shares you own. Likewise, the Executive Incentive Bonus Plan also has the same requirement and needs the affirmative vote of a majority of the votes cast. Whether or not you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Neil Cole
Chairman of the Board, President
And Chief Executive Office

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.